                                  EXHIBIT 4.1

================================================================================





                                   EVI, INC.,

                                                            AS ISSUER

                                      AND


                            THE CHASE MANHATTAN BANK

                                                            AS TRUSTEE



                       ------------------------------


                          FIFTH SUPPLEMENTAL INDENTURE



                         DATED AS OF DECEMBER 12, 1997


                       ------------------------------



                                  $120,000,000


                         10 1/4% SENIOR NOTES DUE 2004
                    10 1/4% SENIOR NOTES DUE 2004, SERIES B





================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1
INCORPORATION OF INDENTURE; DEFINITIONS . . . . . . . . . . . . . . . . . .    2
       1.1    Incorporation of Indenture  . . . . . . . . . . . . . . . . .    2
       1.2    Definitions   . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 2
AMENDING AND MODIFYING PROVISIONS . . . . . . . . . . . . . . . . . . . . .    2
       2.1    Amendments to Definitions   . . . . . . . . . . . . . . . . .    2
       2.2    Amendments and Modifications to Article IX  . . . . . . . . .    3
       2.3    Deletion of Article XII   . . . . . . . . . . . . . . . . . .    3
       2.4    Amendments to Certain Cross-References  . . . . . . . . . . .    4
       2.5    Amendment of Exhibit A:  Form of Note   . . . . . . . . . . .    4
       2.6    Amendment of Exhibit B:  Form of Exchange Note  . . . . . . .    4
       2.7    Deletion of Exhibit E:  Form of Notation on
              Security Relating to Guarantee  . . . . . . . . . . . . . . .    4

ARTICLE 3
RELEASE OF SUBSIDIARY GUARANTORS  . . . . . . . . . . . . . . . . . . . . .    4
       3.1    Release   . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       3.2    Removal as Parties  . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE 4
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       4.1    Full Force and Effect   . . . . . . . . . . . . . . . . . . .    4
       4.2    The Supplement.     . . . . . . . . . . . . . . . . . . . . .    5
       4.3    The Trustee   . . . . . . . . . . . . . . . . . . . . . . . .    5
       4.5    Multiple Counterparts   . . . . . . . . . . . . . . . . . . .    5
       4.6    Headings for Convenience Only   . . . . . . . . . . . . . . .    5


EXHIBIT A     Form of Note  . . . . . . . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT B     Form of Exchange Note   . . . . . . . . . . . . . . . . . . .  B-1

                          FIFTH SUPPLEMENTAL INDENTURE


       FIFTH SUPPLEMENTAL INDENTURE (this "Supplement"), dated and effective as of December 12, 1997, is entered into by and among EVI, Inc. (formerly known as Energy Ventures, Inc.), a Delaware corporation (the "Company"), and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York corporation, as Trustee (the "Trustee").


                            RECITALS OF THE COMPANY

       WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of March 15, 1994, among the Company, the Subsidiary Guarantors and the Trustee (the "Original Indenture") providing for the issuance by the Company of $120,000,000 aggregate principal amount of the Company's 10 1/4% Senior Notes due 2004 and 10 1/4% Senior Notes due 2004, Series B (collectively, the "Securities") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Original Indenture and the Securities by the Company ("Indenture Obligations");

       WHEREAS, the Company, Prideco, Inc., a Texas corporation and a wholly owned subsidiary of the Company ("Prideco"), and the Trustee executed a First Supplemental Indenture (the "First Supplemental Indenture"), dated as of June 30, 1995, pursuant to which Prideco became a Subsidiary Guarantor and agreed to unconditionally guarantee the Indenture Obligations;

       WHEREAS, the Company, EVI Arrow, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("EVI Arrow"), EVI Watson Packers, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("EVI Watson"), and the Trustee executed a Second Supplemental Indenture (the "Second Supplemental Indenture"), dated and effective as of December 6, 1996, pursuant to which EVI Arrow and EVI Watson became Subsidiary Guarantors and agreed to unconditionally guarantee the Indenture Obligations;

       WHEREAS, the Company, Ercon, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Ercon"), and the Trustee executed a Third Supplemental Indenture (the "Third Supplemental Indenture"), dated and effective as of May 1, 1997, pursuant to which Ercon became a Subsidiary Guarantor and agreed to unconditionally guarantee the Indenture Obligations;

       WHEREAS, the Company, XLS Holding, Inc., a Texas corporation and wholly owned subsidiary of the Company ("XLS"), XL Systems, Inc., a Texas corporation and wholly owned subsidiary of XLS ("XL Systems"), and the Trustee executed a Fourth Supplemental Indenture (the "Fourth Supplemental Indenture"), dated and effective as of August 25, 1997, pursuant to which XLS and XL Systems became Subsidiary Guarantors and agreed to unconditionally guarantee the Indenture Obligations (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, is hereinafter referred to as the "Indenture");

       WHEREAS, Securities in the aggregate principal amount of $120,000,000 are outstanding as of the date of execution hereof;

       WHEREAS, the Company, pursuant to an Offer to Purchase and Consent Solicitation Statement dated November 14, 1997 (the "Offer/Solicitation"), offered to purchase for cash, upon the terms and subject to the conditions set forth in the Offer/Solicitation, any and all of the Securities at a cash price equal to the present value on the date of payment of $1,038.44 per $1,000 principal amount and all future semi-annual interest payments to March 15, 1999, which is the first date on which the Securities are redeemable at the option of the Company, plus accrued and unpaid interest through the payment date, minus $25 per $1,000 principal amount of the Securities, and solicited consents from Holders of the Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture and offered to pay to each Holder of Notes validly consenting to the Proposed Amendments prior to 5:00 p.m., New York City time on December 1, 1997, $25 for each $1,000 principal amount of Securities so validly consenting;

       WHEREAS, it is the desire of the Company and the Holders of not less than a majority in aggregate principal amount of the Securities to make certain changes in the provisions of the Indenture by amending the Indenture to reflect the Proposed Amendments, which changes have been approved by a Board Resolution of the Board of Directors of the Company and by the written consent, filed with the Trustee, of the Holders of not less than a majority in aggregate principal amount of the Securities outstanding; and

       WHEREAS, all conditions and requirements necessary to make this Supplement valid and binding upon the Company and enforceable against the Company in accordance with its terms, have been performed and fulfilled;

       NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Securities, as follows:


                                   ARTICLE 1
                    INCORPORATION OF INDENTURE; DEFINITIONS

       1.1 Incorporation of Indenture. This Supplement constitutes a supplement to the Indenture, and the Indenture and this Supplement shall be read together and shall have effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

       1.2 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                   ARTICLE 2
                       AMENDING AND MODIFYING PROVISIONS

       2.1    Amendments to Definitions.

              (a) Section 1.1 of the Indenture is hereby amended by deleting in their entirety the following definitions: "Acquired Indebtedness", "Adjusted Net Assets", "Affiliate Transaction", "Attributable Debt", "Authorized Agent", "Consolidated EBITDA", "Consolidated Fixed Charges", "Consolidated Fixed Charge Coverage Ratio", "Consolidated Interest Expense", "Consolidated Net Income", "Foreign Restricted Subsidiaries", "Funding Guarantor", "Guarantee", "Judgment Currency", "Material Restricted Subsidiaries", "Non-U.S. Subsidiary Guarantor", "Permitted Liens", "Reference Period", "Restricted Payment", "Sale-Leaseback Transaction" and "Subsidiary Guarantor".

              (b) All references in the Indenture to the terms "Guarantee" or "Guarantees" and "Subsidiary Guarantor" or "Subsidiary Guarantors" are hereby deleted in their entirety.

              (c) The definitions of each of "Restricted Subsidiary" and "Unrestricted Subsidiary" contained in Section 1.1 of the Indenture are hereby amended and restated in their entirety to read as follows:

              "      "Restricted Subsidiary" means any Subsidiary other than an
              Unrestricted Subsidiary. The Board of Directors of the Company, by a Board Resolution, may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing."

              "      "Unrestricted Subsidiary" means (a) any Subsidiary of an
              Unrestricted Subsidiary or (b) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a Board Resolution of the Company in accordance with the requirements of the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including a newly acquired or newly formed Subsidiary of the Company or any Restricted Subsidiary) to be an Unrestricted Subsidiary by a Board Resolution of the Company, as evidenced by written notice thereof delivered to the Trustee, if after giving effect to such designation, (i) such Subsidiary has total assets of $25,000 or less, (ii) such Subsidiary does not own or hold any Capital Stock of, or any lien on any property of, the Company or any Restricted Subsidiary and (iii) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness."

       2.2    Amendments and Modifications to Article IX.

              (a)    Sections 9.7, 9.8, 9.9. 9.10, 9.12, 9.14 and 9.16 of
Article IX of the Indenture are hereby deleted in their entirety.

              (b) All provisions of the Indenture, as amended by this Supplement, that relate to or reference any of Sections 9.7, 9.8, 9.9. 9.10, 9.12, 9.14 or 9.16 shall be of no further force and effect.

       2.3    Deletion of Article XII.

              (a) Article XII of the Indenture is hereby deleted in its entirety.

              (b)    As a result of the deletion of Article XII from the
Indenture:

                     (i)    all references to any of Article XII and Sections
       12.1 through 12.11 are hereby deleted in their entirety;

                     (ii) Subsidiary Guarantors are no longer required under the terms of the Indenture; and

                     (iii) all provisions of the Indenture, as amended by this Supplement, that relate to or reference Subsidiary Guarantor(s) or Guarantee(s) shall be of no further force and effect.

       2.4    Amendments to Certain Cross-References.

              (a)    All cross-references contained in the Indenture to Section
9.11 are hereby amended so that such cross-references are to Section 9.7.

              (b)    All cross-references contained in the Indenture to Section
9.13 are hereby amended so that such cross-references are to Section 9.8.

              (c)    All cross-references contained in the Indenture to Section
9.15 are hereby amended so that such cross-references are to Section 9.9.

              (d)    All cross-references contained in the Indenture to Section
9.17 are hereby amended so that such cross-references are to Section 9.10.

              (e)    All cross-references contained in the Indenture to Section
9.18 are hereby amended so that such cross-references are to Section 9.11.

       2.5 Amendment of Exhibit A: Form of Note. Exhibit A to the Indenture is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

       2.6 Amendment of Exhibit B: Form of Exchange Note. Exhibit B to the Indenture is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

       2.7 Deletion of Exhibit E: Form of Notation on Security Relating to Guarantee. Exhibit E to the Indenture is hereby deleted from the Indenture.


                                   ARTICLE 3
                        RELEASE OF SUBSIDIARY GUARANTORS

       3.1 Release. Upon the execution of this Supplement, all guarantees by a Subsidiary Guarantor, or liabilities and obligations of a Subsidiary Guarantor under any provision of the Indenture or contained in any document executed in connection with the Indenture, including guarantees of payment, guarantees of collection and all other guarantees and assurances, of Energy Ventures Far East Limited, Ercon, EVI Arrow, EVI Oil Tools, Inc. (formerly known as EVI-Highland Pump Company), EVI Watson, Grant Prideco, Inc. (formerly known as Grant TFW Inc.), Prideco, Production Oil Tools, Inc., XLS and XL Systems (collectively, the "Released Subsidiaries") with respect to the indebtedness, liabilities and obligations of the Company or any Released Subsidiary under the Indenture or any document executed in connection therewith shall be terminated, extinguished, released, discharged and without further force or effect.

       3.2 Removal as Parties. Upon the execution of this Supplement to the Indenture, each of the Released Subsidiaries shall not be deemed to be parties to the Indenture nor considered guarantors thereof or signatories thereto.


                                   ARTICLE 4
                                 MISCELLANEOUS

       4.1 Full Force and Effect. Except as supplemented hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms and provisions thereof shall remain in full force and effect.

       4.2 The Supplement. This Supplement shall be effective as of the date above written.

       4.3 The Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.

       4.4 Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

       4.5 Multiple Counterparts. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

       4.6 Headings for Convenience Only. The headings of the Sections of this Supplement are used for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


                                           EVI, INC.


                                           By: /s/ James G. Kiley
                                              ----------------------------------
                                                   James G. Kiley
                                                   Vice President and
                                                   Chief Financial Officer



Attest: /s/ Frances R. Powell
       ----------------------------
            Frances R. Powell
            Assistant Secretary



                                           THE CHASE MANHATTAN BANK,
                                             as Trustee



                                           By: /s/ William B. Dodge
                                              ----------------------------------
                                           Name:   William B. Dodge
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------


Attest: /s/ R. Lorenzen
       ----------------------------
Name:       R. Lorenzen
     ------------------------------
Title:      Senior Trust Officer
      -----------------------------

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND HAS ACQUIRED THE NOTES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, EXCEPT (A) TO EVI, INC. (THE "COMPANY"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), OR (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTES EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE CHASE MANHATTAN BANK, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE CHASE MANHATTAN BANK, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                                   EVI, INC.

                        10 1/4% Senior Note due 2004
No. ______________                                               $______________

         EVI, INC. (formerly known as Energy Ventures, Inc.), a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________________ or registered assigns the principal sum of _______________________________ Dollars ($______________) on March 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on September 15, 1994, and semiannually thereafter, on March 15 and September 15, in each year, accruing from March 24, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 1/4% per annum, until the principal hereof is paid or duly provided for. Such interest rate may be increased under certain circumstances as provided in the Registration Rights Agreement (as defined in the Indenture). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in such Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest on this Note which is payable, but is not punctually paid or duly provided for on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid, at the election of the Company, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                       EVI, INC.
      -------------------------


                                             By:
                                                ------------------------------
                                                         President

Attest:                                                  [SEAL]

-------------------------------
         Secretary


                           [FORM OF REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/4% Senior Notes due 2004 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $120,000,000, issued and to be issued under an indenture (herein called the "Indenture") dated as of March 15, 1994, as amended by the Fifth Supplemental Indenture dated December 12, 1997, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note not otherwise defined shall have the meanings assigned to them in the Indenture.

         The Notes are senior unsecured obligations of the Company ranking pari passu with all other existing and future senior Indebtedness of the Company and senior in right of payment to all existing and future subordinated Indebtedness of the Company.

         The Indenture contains provisions for discharge at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and certain Events of Default, in each case upon compliance with certain conditions set forth therein.

         The Notes are subject to redemption upon not less than 30 days', but not more than 60 days', prior notice by first class mail, at any time on or after March 15, 1999, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning March 15 of the years indicated below, in each case together with accrued interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date):

                                                          Redemption
                                  Year                      Price
                                  ----                    ----------
                                  1999                    103.844%
                                  2000                    102.563%
                                  2001                    101.281%
                                  2002 and thereafter     100.000%

Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof (in integral multiples of $1,000) to be redeemed by lot or pro rata or by such other method as it shall deem fair and reasonable. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make Asset Dispositions or merge or consolidate with, or transfer all or substantially all of their assets to, any other Person. If a Change of Control occurs at any time, each Holder shall have the right to require that the Company repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. In the event of certain Asset Dispositions, the Company may be required to make a Repurchase Offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds at a purchase price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the Repurchase Date.

         Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may, by written notice to the Company, declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Restricted Subsidiaries, the Notes shall become due and payable immediately without further action or notice.

         The holders of a majority of the outstanding principal amount of the Notes, by written notice to the Trustee, may rescind and annul an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue installments of interest on all the Notes, (ii) the principal of, and premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes, (iii) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Notes, and (iv) all money paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (b) all existing Events of Default, other than the nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

         Subject to certain exceptions, the Indenture may be amended or modified at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Note. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency, to comply with the successor corporation provisions of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with any requirement to maintain qualification of the Indenture under the Trust Indenture Act of 1939, or to make any change that does not adversely affect the rights of any Holders of the Notes.

         The Holder of any Note shall have the right on the terms stated in the Indenture, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without consent of such Holder.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made to the Holders for any registration of transfer or exchange or redemption of Notes, but, with respect to an exchange or transfer, the

Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         The laws of the State of New York shall govern this Note without regard to principles of conflicts of law.

                                   ASSIGNMENT
                    (To be executed by the registered holder
                 if such holder desires to transfer this Note)


FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint _______ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:
                                          ------------------------------------
                                          Signature


                                          Signature Guaranteed:



                                          ------------------------------------

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE


         1. Pursuant to Section [ ] 9.8 [ ] 9.9 (check appropriate box) of the Indenture, the undersigned hereby elects to have this Note, or portion hereof in the principal amount designated below, repurchased by the Company, in accordance with the terms of this Note and such Section.

         2. The undersigned hereby directs that any new Note representing any principal amount hereof that is not to be repurchased in accordance with these instructions be issued and delivered to the registered Holder hereof, unless a different name is indicated below.

Dated:
       ----------
Fill in for registration of new
Note if to be issued otherwise
than to the registered Holder.
                                              --------------------------------
                                              Signature

                                              Signature Guaranteed:
--------------------------------
Name


                                              --------------------------------

--------------------------------
Address                                       Principal amount to be redeemed

                                              (in an integral multiple of
                                              $1,000, if less than all):

                                                         $
--------------------------------                          ----------------
(Please print name and address,
including zip code number)


NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         This is one of the Notes referred to in the within mentioned
Indenture.

Dated:                                      THE CHASE MANHATTAN BANK,
      ---------------------                   as Trustee



                                            By:
                                               -------------------------------
                                                       Authorized Officer

CERTIFICATE TO BE DELIVERED UPON [   ] EXCHANGE OF A BENEFICIAL INTEREST IN THE
GLOBAL SECURITY FOR DEFINITIVE SECURITIES OR [   ] EXCHANGE OR REGISTRATION OF
TRANSFER OF DEFINITIVE SECURITIES

Re:      10 1/4% Senior Notes Due 2004 ("Notes") of EVI, Inc.

         This Certificate relates to $_____________ principal amount of Notes (such designated series hereinafter referred to as the "Securities") currently registered in ________ book-entry or ____________ definitive form in the name of __________________________ (the "Transferor").

         All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture relating to the Securities.

The Transferor or Transferee:

         [ ]     has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Security held by the Depository or the Securities Custodian a Definitive Security or Securities of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ]     has requested the Trustee by written order to exchange or
register the transfer of a Definitive Security or Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify as follows:

         (1)     [ ]   Such Security is being transferred to EVI, Inc.

         (2)     [ ]   Such Security is being acquired for its own account,
         without transfer.

         (3)     [ ]   Such Security is being transferred pursuant to an
         effective registration statement under the Securities Act.

         (4)     [ ]   Such Security is being transferred to a qualified
         institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act.

         (5)     [ ]   Such Security is being transferred pursuant to the
         exemption from the registration requirements of the Securities Act provided by Regulation S thereunder.*

         (6)     [ ]   Such Security is being transferred to an Institutional
         Accredited Investor that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee).*

         (7)     [ ]   Such Security is being transferred pursuant to another
         available exemption from the registration requirements of the Securities Act.*

         * If box (5), (6) or (7) is checked, such transfer is subject to the Transferor's having previously furnished to the Company and the Trustee such certifications, legal opinions or other information requested to confirm that such transfer is being made pursuant to an exemption from, or not in a transaction subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 thereunder.




                                               By:
                                                  ----------------------------

Date:
     -----------------------------
     To be dated the date of
     presentation or surrender

                                                                       EXHIBIT B


                        [FORM OF FACE OF EXCHANGE NOTE]

                                   EVI, INC.

                        10 1/4% Senior Note due 2004
No. ______________                                               $______________

         EVI, INC. (formerly known as Energy Ventures, Inc.), a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________________ or registered assigns the principal sum of _______________________________ Dollars ($______________) on March 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on September 15, 1994, and semiannually thereafter, on March 15 and September 15, in each year, accruing from March 24, 1994, or from the most recent Interest Payment Date to which interest on this Note, or any other Security for which this Note may have been issued or exchanged, has been paid or duly provided for, at the rate of 10 1/4% per annum, until the principal hereof is paid or duly provided for. Such interest rate may be increased under certain circumstances as provided in the Registration Rights Agreement (as defined in the Indenture). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in such Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest on this Note which is payable, but is not punctually paid or duly provided for on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid, at the election of the Company, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                   EVI, INC.
      ------------------------


                                         By:
                                            ----------------------------------
                                                        President

Attest:                                                 [SEAL]

------------------------------
         Secretary


                       [FORM OF REVERSE OF EXCHANGE NOTE]

         This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/4% Senior Notes due 2004, Series B (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $120,000,000, issued and to be issued under an indenture (herein called the "Indenture") dated as of March 15, 1994, as amended by the Fifth Supplemental Indenture dated December 12, 1997, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note not otherwise defined shall have the meanings assigned to them in the Indenture.

         The Notes are senior unsecured obligations of the Company ranking pari passu with all other existing and future senior Indebtedness of the Company and senior in right of payment to all existing and future subordinated Indebtedness of the Company.

         The Indenture contains provisions for discharge at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and certain Events of Default, in each case upon compliance with certain conditions set forth therein.

         The Notes are subject to redemption upon not less than 30 days', but not more than 60 days', prior notice by first class mail, at any time on or after March 15, 1999, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning March 15 of the years indicated below, in each case together with accrued interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date):

                                                          Redemption
                                  Year                       Price
                                  ----                    ----------
                                  1999                    103.844%
                                  2000                    102.563%
                                  2001                    101.281%
                                  2002 and thereafter     100.000%

Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof (in integral multiples of $1,000) to be redeemed by lot or pro rata or by such other method as it shall deem fair and reasonable. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make Asset Dispositions or merge or consolidate with, or transfer all or substantially all of their assets to, any other Person. If a Change of Control occurs at any time, each Holder shall have the right to require that the Company repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. In the event of certain Asset Dispositions, the Company may be required to make a Repurchase Offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds at a purchase price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the Repurchase Date.

         Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may, by written notice to the Company, declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Restricted Subsidiaries, the Notes shall become due and payable immediately without further action or notice.

         The holders of a majority of the outstanding principal amount of the Notes, by written notice to the Trustee, may rescind and annul an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue installments of interest on all the Notes, (ii) the principal of, and premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes, (iii) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Notes, and (iv) all money paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (b) all existing Events of Default, other than the nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

         Subject to certain exceptions, the Indenture may be amended or modified at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Note. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency, to comply with the successor corporation provisions of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with any requirement to maintain qualification of the Indenture under the Trust Indenture Act of 1939, or to make any change that does not adversely affect the rights of any Holders of the Notes.

         The Holder of any Note shall have the right on the terms stated in the Indenture, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without consent of such Holder.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made to the Holders for any registration of transfer or exchange or redemption of Notes, but, with respect to an exchange or transfer, the

Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         The laws of the State of New York shall govern this Note without regard to principles of conflicts of law.

                                   ASSIGNMENT
                    (To be executed by the registered holder
                 if such holder desires to transfer this Note)




FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint _______ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:
                                        --------------------------------------
                                        Signature


                                        Signature Guaranteed:



                                        --------------------------------------

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE


         1. Pursuant to Section [ ] 9.8 [ ] 9.9 (check appropriate box) of the Indenture, the undersigned hereby elects to have this Note, or portion hereof in the principal amount designated below, repurchased by the Company, in accordance with the terms of this Note and such Section.

         2. The undersigned hereby directs that any new Note representing any principal amount hereof that is not to be repurchased in accordance with these instructions be issued and delivered to the registered Holder hereof, unless a different name is indicated below.

Dated:
       ----------
Fill in for registration of new
Note if to be issued otherwise
than to the registered Holder.
                                          ------------------------------------
                                          Signature

                                          Signature Guaranteed:
-------------------------------
Name


                                          ------------------------------------

-------------------------------
Address                                   Principal amount to be redeemed

                                          (in an integral multiple of $1,000,
                                          if less than all):

                                                        $
-------------------------------                          ----------------
(Please print name and address,
including zip code number)


NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         This is one of the Notes referred to in the within mentioned
Indenture.

Dated:                                    THE CHASE MANHATTAN BANK,
      ------------------                     as Trustee



                                          By:
                                             ---------------------------------
                                                      Authorized Officer